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                                                              EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 24, 1994, which appears on Page 63 of the 1993 Annual Report to Shareholders of Bausch & Lomb Incorporated, which is incorporated by reference in Bausch & Lomb Incorporated's Annual Report on Form 10-K for the year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Exhibit (24) of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Information."




/s/ Price Waterhouse
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PRICE WATERHOUSE

Rochester, New York
April 21, 1994